Exhibit 99.1


Press Release

April 28, 2003
FOR IMMEDIATE RELEASE For more information contact:

Doug Gulling, Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 1st QUARTER OF 2003

West Des Moines, IA - West Bancorporation, Inc. (WTBA), parent company of West Des Moines State Bank (West Bank), reports net income for the first quarter of 2003 of $4,051,000, which was a 6.1% increase over the same period last year. Earnings per share were $.25 this year compared to $.24 last year. Total capital as a percentage of total assets was 10.2% as of March 31, 2003, indicating the Company continues to be well capitalized.

For the first quarter of 2003, the return on average equity was 19.01%, the return on average assets was 1.89% and the efficiency ratio was 30.57%. These ratios continue to rank as some of the best in the country.

Net income exceeded last year primarily because of the increase in net interest income and additional noninterest income.

Net interest income increased due to an increase in balances in investment securities, federal funds sold and other short-term investments. The funds for these investments came from an increase in deposits, primarily money market deposits. It is believed that customers continue to view short-term bank accounts as a safe haven from the stock market.

Noninterest income is higher than last year due to the purchase of bank owned life insurance (BOLI), surcharge fees from non-bank customers using our automated teller machines and gains from the sale of investment securities. The Bank invested in BOLI during the first quarter of this year to help offset the cost of employee benefits. Funds invested in BOLI grow based on an attractive tax-free yield.

Loans as of March 31, 2003 totaled $483,747,000, up slightly from a year ago. The composition of the loan portfolio is not significantly different than last year. There has been improvement in credit quality as evidenced by a decline in nonaccrual loans from $1,634,000 as of March 31, 2002 to $785,000 at March 31, 2003. In that same time frame, other real estate owned, which represents real estate obtained through foreclosure, has declined from $952,000 to $488,000. The allowance for loan losses as a percentage of total loans is .95 percent as of March 31, 2003. This compares to .90 percent a year ago.

Stockholders'   equity  as  of  March  31,  2003  was  $87,323,000  compared  to
$80,068,000 on March 31, 2002, an increase of $7,255,000, which is after the payout of $10,118,000 in dividends to shareholders over the past 12 months.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 110 years. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses and is a leader in Small Business Administration (SBA) lending. The Bank has eight full-service offices and a growing network of ATM's.

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WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST DES MOINES STATE BANK
Financial Information


                                                           March 31,
CONSOLIDATED STATEMENTS OF CONDITION             -------------------------------
(unaudited)                                          2003              2002
--------------------------------------------------------------------------------

Assets
Cash and due from banks ......................   $  25,834,054    $  28,637,117
Short-term investments .......................     102,595,635      105,229,250
Securities ...................................     226,465,450      194,356,380
Loans ........................................     483,746,800      481,933,463
    Allowance for loan losses ................      (4,615,248)      (4,339,811)
                                                 -------------------------------
Loans, net ...................................     479,131,552      477,593,652
Other assets .................................      19,000,709        8,567,882
                                                 -------------------------------
    Total assets .............................   $ 853,027,400    $ 814,384,281
                                                 ===============================

Liabilities and Stockholders' Equity
Deposits:
    Noninterest-bearing ......................   $ 136,528,631    $ 144,721,596
    Interest-bearing
        Demand ...............................      36,327,561       30,817,408
        Savings ..............................     285,084,907      245,834,714
        Time .................................     104,935,900      141,759,490
                                                 -------------------------------
Total deposits ...............................     562,876,999      563,133,208
Short-term borrowings ........................     146,337,828      115,126,136
Long-term borrowings .........................      51,600,000       51,600,000
Other liabilities ............................       4,889,384        4,457,294
Stockholders'equity ..........................      87,323,189       80,067,643
                                                 -------------------------------
    Total liabilities and stockholders' equity   $ 853,027,400    $ 814,384,281
                                                 ===============================


                            PER COMMON SHARE      MARKET INFORMATION*
                         Net Income   Dividends     High      Low
---------------------------------------------------------------------
2003
--------------------

1st quarter ........       $ 0.25      $ 0.16      $17.54    $14.35

2002
--------------------
1st quarter ........       $ 0.24      $ 0.15      $14.00    $11.50
2nd quarter ........         0.25        0.15       18.00     13.15
3rd quarter ........         0.26        0.16       16.50     14.38
4th quarter ........         0.27        0.16       15.63     14.40

* The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.



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WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST DES MOINES STATE BANK
Financial Information (continued)

                                                            Three months ended
                                                                 March 31,
                                                        ---------------------------
PERFORMANCE HIGHLIGHTS (unaudited)                          2003           2002
-----------------------------------------------------------------------------------
Return on average equity ............................         19.01%         19.48%
Return on average assets ............................          1.89%          1.88%
Net interest margin .................................          3.79%          3.93%
Efficiency ratio ....................................         30.57%         30.30%


CONSOLIDATED STATEMENTS OF OPERATION (unaudited)
----------------------------------------------------------------------------------
Interest income
Loans ...............................................   $ 7,701,836    $ 8,253,270
Securities ..........................................     2,232,279      2,273,966
Other ...............................................       439,493        502,671
                                                        --------------------------
    Total interest income ...........................    10,373,608     11,029,907
                                                        --------------------------

Interest expense

Deposits ............................................     1,610,018      2,377,010
Short-term borrowings ...............................       397,732        544,084
Long-term borrowings ................................       708,040        687,754
                                                        --------------------------
    Total interest expense ..........................     2,715,790      3,608,848
                                                        --------------------------

Net interest income .................................     7,657,818      7,421,059
Provision for loan losses ...........................       200,000        230,000
                                                        --------------------------
Net interest income after provision for loan losses .     7,457,818      7,191,059
                                                        --------------------------

Noninterest income

Service charges on deposit accounts .................     1,056,193      1,003,620
Trust services ......................................       132,000        157,977
Net realized gains from sales of securities available
  for sale ..........................................        99,740             --
Other income ........................................       416,489        324,220
                                                         -------------------------
    Total noninterest income ........................     1,704,422      1,485,817
                                                         -------------------------

Noninterest expense

Salaries and employee benefits ......................     1,719,277      1,584,484
Occupancy expense ...................................       370,249        318,534
Data processing expense .............................       243,285        264,823
Other expense .......................................       573,294        606,393
                                                        --------------------------
    Total noninterest expense .......................     2,906,105      2,774,234
                                                        --------------------------

Income before income taxes ..........................     6,256,135      5,902,642
Income taxes ........................................     2,205,570      2,083,341
                                                        --------------------------
Net income ..........................................   $ 4,050,565    $ 3,819,301
                                                        ==========================

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